Exhibit 99.1

Paramount Announces Fourth Quarter 2021 Results

– Leases 1,016,900 square feet in 2021 –

– Initiates Guidance for Full Year 2022 –

NEW YORK – February 22, 2022 – Paramount Group, Inc. (NYSE: PGRE) (“Paramount” or the “Company”) filed its Annual Report on Form 10-K for the year ended December 31, 2021 today and reported results for the fourth quarter ended December 31, 2021.

Fourth Quarter Highlights:

Results of Operations:

•

Reported net income attributable to common stockholders of $1.2 million, or $0.01 per diluted share, for the quarter ended December 31, 2021, compared to net loss attributable to common stockholders of $14.8 million, or $0.07 per diluted share, for the quarter ended December 31, 2020.

•

Reported Core Funds from Operations (“Core FFO”) attributable to common stockholders of $52.8 million, or $0.24 per diluted share, for the quarter ended December 31, 2021, compared to $52.5 million, or $0.24 per diluted share, for the quarter ended December 31, 2020.

•	Reported a 3.3% increase in Same Store Cash Net Operating Income (“NOI”) and a 7.5% decrease in Same Store NOI in the quarter ended December 31, 2021, compared to the same period in the prior year.
•

Leased 206,952 square feet, of which the Company’s share was 128,842 square feet that was leased at a weighted average initial rent of $89.37 per square foot. Of the 206,952 square feet that was leased, 67,973 square feet represented the Company’s share of second generation space, for which the Company achieved a positive mark-to-market of 10.0% on a cash basis and 18.7% on a GAAP basis.

Transactions and Capital Markets Activity:

•

Refinanced its existing senior unsecured revolving credit facility with a new $750.0 million senior unsecured revolving credit facility (the “Credit Facility”) that matures in March 2026 and has two six-month extension options. The interest rate on the Credit Facility is 115 basis points over the secured overnight financing rate (“SOFR”) with adjustments based on the term of advances, plus a facility fee of 20 basis points. The Credit Facility also features a sustainability-linked pricing component such that if the Company meets certain sustainability performance targets, the applicable per annum interest rate will be reduced by one basis point.

•	Declared a fourth quarter cash dividend of $0.07 per common share on December 15, 2021, which was paid on January 14, 2022.

Financial Results

Quarter Ended December 31, 2021

Net income attributable to common stockholders was $1.2 million, or $0.01 per diluted share, for the quarter ended December 31, 2021, compared to net loss attributable to common stockholders of $14.8 million, or $0.07 per diluted share, for the quarter ended December 31, 2020. The prior period net loss attributable to common stockholders resulted primarily from (i) a loss on sale of real estate related to discontinued operations of $11.7 million and (ii) non-cash write-offs of straight-line rent receivables aggregating $5.5 million.

Funds from Operations (“FFO”) attributable to common stockholders was $53.4 million, or $0.24 per diluted share, for the quarter ended December 31, 2021, compared to $52.8 million, or $0.24 per diluted share, for the quarter ended December 31, 2020. FFO attributable to common stockholders for the quarters ended December 31, 2021 and 2020 includes the impact of non-core items, which are listed in the table on page 9. The aggregate of the non-core items, net of amounts attributable to noncontrolling interests, increased FFO attributable to common stockholders for the quarter ended December 31, 2021 and 2020 by $0.6 million and $0.3 million, respectively, or $0.00 per diluted share.

Core FFO attributable to common stockholders, which excludes the impact of the non-core items listed on page 9, was $52.8 million, or $0.24 per diluted share, for the quarter ended December 31, 2021, compared to $52.5 million, or $0.24 per diluted share, for the quarter ended December 31, 2020.

Year Ended December 31, 2021

Net loss attributable to common stockholders was $20.4 million, or $0.09 per diluted share, for the year ended December 31, 2021, compared to $24.7 million, or $0.11 per diluted share, for the year ended December 31, 2020. The current period net loss attributable to common stockholders resulted primarily from (i) a $10.7 million contribution to an unconsolidated joint venture that was expensed in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and (ii) lower property rental income as a result of lower weighted average occupancy levels in the portfolio due to significant lease expirations in the current year. The prior period net loss attributable to common stockholders resulted primarily from (i) non-cash write-offs (primarily for straight-line rent receivables) aggregating $24.5 million and (ii) a loss on sale of real estate related to discontinued operations of $11.7 million.

FFO attributable to common stockholders was $192.5 million, or $0.88 per diluted share, for the year ended December 31, 2021, compared to $214.8 million, or $0.96 per diluted share, for the year ended December 31, 2020. FFO attributable to common stockholders for the years ended December 31, 2021 and 2020 includes the impact of non-core items, which are listed in the table on page 9. The aggregate of the non-core items, net of amounts attributable to noncontrolling interests, decreased FFO attributable to common stockholders for the year ended December 31, 2021 by $8.6 million, or $0.04 per diluted share and increased FFO attributable to common stockholders for the year ended December 31, 2020 by $1.1 million, or $0.00 per diluted share.

Core FFO attributable to common stockholders, which excludes the impact of the non-core items listed on page 9, was $201.1 million, or $0.92 per diluted share, for the year ended December 31, 2021, compared to $213.7 million, or $0.96 per diluted share, for the year ended December 31, 2020.

Portfolio Operations

Quarter Ended December 31, 2021

Same Store Cash NOI increased by $3.2 million, or 3.3%, to $100.0 million for the quarter ended December 31, 2021 from $96.8 million for the quarter ended December 31, 2020. Same Store NOI decreased by $8.0 million, or 7.5%, to $98.1 million for the quarter ended December 31, 2021 from $106.1 million for the quarter ended December 31, 2020.

During the quarter ended December 31, 2021, the Company leased 206,952 square feet, of which the Company’s share was 128,842 square feet that was leased at a weighted average initial rent of $89.37 per square foot. This leasing activity, partially offset by lease expirations in the quarter, increased leased occupancy and same store leased occupancy (properties owned by the Company in a similar manner during both reporting periods) by 40 basis points to 90.7% at December 31, 2021 from 90.3% at September 30, 2021. Of the 206,952 square feet leased, 67,973 square feet represented the Company’s share of second generation space (space that had been vacant for less than twelve months) for which the Company achieved a positive mark-to-market of 10.0% on a cash basis and 18.7% on a GAAP basis. The weighted average lease term for leases signed during the fourth quarter was 8.2 years and weighted average tenant improvements and leasing commissions on these leases were $11.93 per square foot per annum, or 13.4% of initial rent.

Year Ended December 31, 2021

Same Store Cash NOI increased by $8.9 million, or 2.4%, to $381.6 million for the year ended December 31, 2021 from $372.7 million for the year ended December 31, 2020. Same Store NOI decreased by $38.0 million, or 8.9%, to $388.4 million for the year ended December 31, 2021 from $426.4 million for the year ended December 31, 2020.

During the year ended December 31, 2021, the Company leased 1,016,900 square feet, including an aggregate of 190,526 square feet of theatre space that was leased at 1633 Broadway for a weighted average term of 19 years. This leasing activity, offset by lease expirations during the year, decreased leased occupancy and same store leased occupancy (properties owned by the Company in a similar manner during both reporting periods) by 450 basis points to 90.7% at December 31, 2021 from 95.2% at December 31, 2020. Excluding the theatre leases, 826,374 square feet was leased during the year, of which the Company’s share was 660,205 square feet that was leased at a weighted average initial rent of $76.33 per square foot. Of the 826,374 square feet leased, 543,869 square feet represented the Company’s share of second generation space (space that had been vacant for less than twelve months) for which the Company achieved a positive mark-to-market of 1.1% on a cash basis and 3.7% on a GAAP basis. The weighted average lease term for leases signed during the year was 9.4 years and weighted average tenant improvements and leasing commissions on these leases were $11.36 per square foot per annum, or 14.9% of initial rent.

Guidance

The Company is providing its Estimated Core FFO Guidance for the full year of 2022, which is reconciled below to estimated net loss attributable to common stockholders per diluted share in accordance with GAAP. The Company estimates that net loss attributable to common stockholders will be between $0.07 and $0.01 per diluted share. The estimated net loss attributable to common stockholders per diluted share is not a projection and is being provided solely to satisfy the disclosure requirements of the U.S. Securities and Exchange Commission.

The Company estimates 2022 Core FFO to be between $0.91 and $0.97 per diluted share. The estimated Core FFO of $0.94 per diluted share, at the midpoint of the Company’s Guidance for 2022, when compared to actual Core FFO of $0.92 per diluted share for 2021, assumes among other items, increases and decreases in the Company’s share of the following components: (i) an increase in NOI of $0.02 per diluted share (primarily from higher straight-line rent) and (ii) an increase in fee and other income of $0.01 per diluted share (primarily from the pending acquisition of 1600 Broadway), partially offset by (iii) an increase in interest expense of $0.01 per diluted share.

	Full Year 2022
(Amounts per diluted share)	Low	High
Estimated net loss attributable to common stockholders	$(0.07)	$(0.01)
Pro rata share of real estate depreciation and amortization, including the Company's share of unconsolidated joint ventures	0.98	0.98
Estimated Core FFO	$0.91	$0.97

Except as described above, these estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and otherwise to be referenced during the conference call referred to on page 6. These estimates do not include the impact on operating results from possible future property acquisitions or dispositions, capital markets activity or realized and unrealized gains or losses on real estate fund investments. The estimates set forth above may be subject to fluctuations as a result of several factors, including the negative impact of the COVID-19 global pandemic, straight-line rent adjustments and the amortization of above and below-market leases. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance or achievements. These factors include, without limitation, the negative impact of the COVID-19 global pandemic on the U.S., regional and global economies and our tenants’ financial condition and results of operations; the ability to enter into new leases or renew leases on favorable terms; dependence on tenants’ financial condition; trends in the office real estate industry including telecommuting, flexible work schedules, open workplaces and teleconferencing; the uncertainties of real estate development, acquisition and disposition activity; the ability to effectively integrate acquisitions; the costs and availability of financing; the ability of our joint venture partners to satisfy their obligations; the effects of local, national and international economic and market conditions; the effects of acquisitions, dispositions and possible impairment charges on our operating results; regulatory changes, including changes to tax laws and regulations; and other risks and uncertainties detailed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. The Company does not undertake a duty to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

FFO is a supplemental measure of our performance. We present FFO in accordance with the definition adopted by the National Association of Real Estate Investment Trusts (“Nareit”). Nareit defines FFO as net income or loss, calculated in accordance with GAAP, adjusted to exclude depreciation and amortization from real estate assets, impairment losses on certain real estate assets and gains or losses from the sale of certain real estate assets or from change in control of certain real estate assets, including our share of such adjustments of unconsolidated joint ventures. FFO is commonly used in the real estate industry to assist investors and analysts in comparing results of real estate companies because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. In addition, we present Core FFO as an alternative measure of our operating performance, which adjusts FFO for certain other items that we believe enhance the comparability of our FFO across periods. Core FFO, when applicable, excludes the impact of certain items, including, transaction related costs, realized and unrealized gains or losses on real estate fund investments, unrealized gains or losses on interest rate swaps, severance costs and gains or losses on early extinguishment of debt, in order to reflect the Core FFO of our real estate portfolio and operations. In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results.

FFO and Core FFO are presented as supplemental financial measures and do not fully represent our operating performance. Other REITs may use different methodologies for calculating FFO and Core FFO or use other definitions of FFO and Core FFO and, accordingly, our presentation of these measures may not be comparable to other real estate companies. Neither FFO nor Core FFO is intended to be a measure of cash flow or liquidity. Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations and cash flows.

NOI is used to measure the operating performance of our properties. NOI consists of rental revenue (which includes property rentals, tenant reimbursements and lease termination income) and certain other property-related revenue less operating expenses (which includes property-related expenses such as cleaning, security, repairs and maintenance, utilities, property administration and real estate taxes). We also present Cash NOI which deducts from NOI, straight-line rent adjustments and the amortization of above and below-market leases, including our share of such adjustments of unconsolidated joint ventures. In addition, we present PGRE's share of NOI and Cash NOI which represents our share of NOI and Cash NOI of consolidated and unconsolidated joint ventures, based on our percentage ownership in the underlying assets. We use NOI and Cash NOI internally as performance measures and believe they provide useful information to investors regarding our financial condition and results of operations because they reflect only those income and expense items that are incurred at property level.

Same Store NOI is used to measure the operating performance of properties in our New York and San Francisco portfolios that were owned by the Company in a similar manner during both the current period and prior reporting periods and represents Same Store NOI from consolidated and unconsolidated joint ventures based on our percentage ownership in the underlying assets. Same Store NOI also excludes lease termination income, impairment of receivables arising from operating leases and certain other items that may vary from period to period. We also present Same Store Cash NOI, which excludes the effect of non-cash items such as the straight-line rent adjustments and the amortization of above and below-market leases.

A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in this press release and in our Supplemental Information for the quarter ended December 31, 2021, which is available on our website.

Investor Conference Call and Webcast

The Company will host a conference call and audio webcast on Wednesday, February 23, 2022 at 10:00 a.m. Eastern Time (ET), during which management will discuss the fourth quarter results and provide commentary on business performance. A question and answer session with analysts and investors will follow the prepared remarks.

The conference call can be accessed by dialing 877-407-0789 (domestic) or 201-689-8562 (international). An audio replay of the conference call will be available from 1:00 p.m. ET on February 23, 2022 through March 2, 2022 and can be accessed by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13726307.

A live audio webcast of the conference call will be available through the “Investors” section of the Company’s website, www.pgre.com. A replay of the webcast will be archived on the Company’s website.

About Paramount Group, Inc.

Headquartered in New York City, Paramount Group, Inc. is a fully-integrated real estate investment trust that owns, operates, manages, acquires and redevelops high-quality, Class A office properties located in select central business district submarkets of New York City and San Francisco. Paramount is focused on maximizing the value of its portfolio by leveraging the sought-after locations of its assets and its proven property management capabilities to attract and retain high-quality tenants.

Contact Information:

Wilbur Paes Chief Operating Officer, Chief Financial Officer and Treasurer 212-237-3122 ir@pgre.com

Media:

212-492-2285

pr@pgre.com

Paramount Group, Inc.

Consolidated Balance Sheets

(Unaudited and in thousands)

Assets:	December 31, 2021	December 31, 2020
Real estate, at cost
Land	$1,966,237	$1,966,237
Buildings and improvements	6,061,824	5,997,078
	8,028,061	7,963,315
Accumulated depreciation and amortization	(1,112,977)	(966,697)
Real estate, net	6,915,084	6,996,618
Cash and cash equivalents	524,900	434,530
Restricted cash	4,766	30,794
Investments in unconsolidated joint ventures	408,096	412,724
Investments in unconsolidated real estate funds	11,421	12,917
Accounts and other receivables	15,582	17,502
Deferred rent receivable	332,735	330,239
Deferred charges, net	122,177	116,278
Intangible assets, net	119,413	153,519
Other assets	40,388	48,976
Total assets	$8,494,562	$8,554,097

Liabilities:
Notes and mortgages payable, net	$3,835,620	$3,800,739
Revolving credit facility	-	-
Accounts payable and accrued expenses	116,192	101,901
Dividends and distributions payable	16,895	16,796
Intangible liabilities, net	45,328	55,996
Other liabilities	25,495	62,931
Total liabilities	4,039,530	4,038,363
Equity:
Paramount Group, Inc. equity	3,588,163	3,653,177
Noncontrolling interests in:
Consolidated joint ventures	428,833	437,161
Consolidated real estate fund	81,925	79,017
Operating Partnership	356,111	346,379
Total equity	4,455,032	4,515,734
Total liabilities and equity	$8,494,562	$8,554,097

Paramount Group, Inc.

Consolidated Statements of Income

(Unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenues:
Rental revenue	$171,793	$174,181	$690,418	$679,015
Fee and other income	12,427	8,177	36,368	35,222
Total revenues	184,220	182,358	726,786	714,237
Expenses:
Operating	67,617	68,395	265,438	267,587
Depreciation and amortization	56,735	59,168	232,487	235,200
General and administrative	13,093	17,962	59,132	64,917
Transaction related costs	413	554	916	1,096
Total expenses	137,858	146,079	557,973	568,800
Other income (expense):
Loss from unconsolidated joint ventures	(4,086)	(4,175)	(24,896)	(18,619)
Income from unconsolidated real estate funds	178	187	782	272
Interest and other income, net	507	2,130	3,017	4,490
Interest and debt expense	(36,095)	(35,788)	(142,014)	(144,208)
Income (loss) from continuing operations, before
income taxes	6,866	(1,367)	5,702	(12,628)
Income tax expense	(1,195)	(358)	(3,643)	(1,493)
Income (loss) from continuing operations, net	5,671	(1,725)	2,059	(14,121)
Loss from discontinued operations, net	-	(10,890)	-	(5,075)
Net income (loss)	5,671	(12,615)	2,059	(19,196)
Less net (income) loss attributable to noncontrolling interests in:
Consolidated joint ventures	(4,614)	(3,772)	(21,538)	(9,257)
Consolidated real estate fund	286	159	(2,893)	1,450
Operating Partnership	(121)	1,404	2,018	2,299
Net income (loss) attributable to common stockholders	$1,222	$(14,824)	$(20,354)	$(24,704)

Income (Loss) per Common Share - Basic:
Income (loss) from continuing operations, net	$0.01	$(0.02)	$(0.09)	$(0.09)
Loss from discontinued operations, net	-	(0.05)	-	(0.02)
Net income (loss) per common share	$0.01	$(0.07)	$(0.09)	$(0.11)
Weighted average common shares outstanding	218,735,532	218,989,711	218,701,249	222,436,170

Income (Loss) per Common Share - Diluted:
Income (loss) from continuing operations, net	$0.01	$(0.02)	$(0.09)	$(0.09)
Loss from discontinued operations, net	-	(0.05)	-	(0.02)
Net income (loss) per common share	$0.01	$(0.07)	$(0.09)	$(0.11)
Weighted average common shares outstanding	218,797,844	218,989,711	218,701,249	222,436,170

Paramount Group, Inc.

Reconciliation of Net Income (Loss) to FFO and Core FFO

(Unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Reconciliation of Net Income (Loss) to FFO and Core FFO:
Net income (loss)	$5,671	$(12,615)	$2,059	$(19,196)
Real estate depreciation and amortization (including our share
of unconsolidated joint ventures)	66,902	70,700	274,024	283,317
Adjustments related to discontinued operations (including loss on sale of real estate)	-	12,766	-	13,456
FFO	72,573	70,851	276,083	277,577
Less FFO attributable to noncontrolling interests in:
Consolidated joint ventures	(14,187)	(13,167)	(61,609)	(43,542)
Consolidated real estate fund	279	159	(2,904)	1,450
FFO attributable to Paramount Group Operating Partnership	58,665	57,843	211,570	235,485
Less FFO attributable to noncontrolling interests in
Operating Partnership	(5,302)	(5,004)	(19,072)	(20,664)
FFO attributable to common stockholders	$53,363	$52,839	$192,498	$214,821
Per diluted share	$0.24	$0.24	$0.88	$0.96

FFO	$72,573	$70,851	$276,083	$277,577
Non-core items:
Adjustment to equity in earnings for (distributions from)
contributions to an unconsolidated joint venture	(961)	(891)	8,016	(2,697)
Consolidated real estate fund's share of after-tax net gain on sale of residential condominium units (One Steuart Lane)	(2,541)	-	(8,184)	-
Non-cash write-off of deferred financing costs	-	-	761	-
Other, net	3,308	515	6,116	1,450
Core FFO	72,379	70,475	282,792	276,330
Less Core FFO attributable to noncontrolling interests in:
Consolidated joint ventures	(14,187)	(13,167)	(61,609)	(43,542)
Consolidated real estate fund	(140)	159	(205)	1,450
Core FFO attributable to Paramount Group Operating Partnership	58,052	57,467	220,978	234,238
Less Core FFO attributable to noncontrolling interests in
Operating Partnership	(5,246)	(4,972)	(19,923)	(20,556)
Core FFO attributable to common stockholders	$52,806	$52,495	$201,055	$213,682
Per diluted share	$0.24	$0.24	$0.92	$0.96

Reconciliation of weighted average shares outstanding:
Weighted average shares outstanding	218,735,532	218,989,711	218,701,249	222,436,170
Effect of dilutive securities	62,312	40,406	45,709	16,558
Denominator for FFO and Core FFO per diluted share	218,797,844	219,030,117	218,746,958	222,452,728

Paramount Group, Inc.

Reconciliation of Net Income (Loss) to Same Store NOI and Same Store Cash NOI

(Unaudited and in thousands)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Reconciliation of Net Income (Loss) to Same Store NOI and Same Store Cash NOI:
Net income (loss)	$5,671	$(12,615)	$2,059	$(19,196)
Add (subtract) adjustments to arrive at NOI and Cash NOI:
Depreciation and amortization	56,735	59,168	232,487	235,200
General and administrative	13,093	17,962	59,132	64,917
Interest and debt expense	36,095	35,788	142,014	144,208
Income tax expense	1,195	358	3,643	1,493
NOI from unconsolidated joint ventures (excluding One Steuart Lane)	11,087	11,928	43,597	48,631
Loss from unconsolidated joint ventures	4,086	4,175	24,896	18,619
Fee income	(9,041)	(6,378)	(28,473)	(28,070)
Interest and other income, net	(507)	(2,130)	(3,017)	(4,490)
Adjustments related to discontinued operations (including
loss on sale of real estate)	-	12,765	-	13,465
Other, net	235	367	134	824
NOI	118,649	121,388	476,472	475,601
Less NOI attributable to noncontrolling interests in:
Consolidated joint ventures	(22,123)	(20,909)	(92,890)	(72,766)
Consolidated real estate fund	-	247	206	1,892
PGRE's share of NOI	96,526	100,726	383,788	404,727
Dispositions / Discontinued Operations (1)	-	(1,875)	-	(13,187)
Non-cash write-offs (primarily straight-line rent receivables)	-	6,032	-	26,826
Reserves for uncollectible accounts receivable	-	-	-	1,940
Other, net	1,625	1,242	4,566	6,114
PGRE's share of Same Store NOI	$98,151	$106,125	$388,354	$426,420

NOI	$118,649	$121,388	$476,472	$475,601
Less:
Straight-line rent adjustments (including our share of unconsolidated joint ventures)	4,817	(4,961)	(4,983)	(32,325)
Amortization of above and below-market leases, net (including our share of unconsolidated joint ventures)	(1,617)	(1,126)	(6,704)	(8,645)
Adjustments related to discontinued operations	-	146	-	507
Cash NOI	121,849	115,447	464,785	435,138
Less Cash NOI attributable to noncontrolling interests in:
Consolidated joint ventures	(23,518)	(18,095)	(87,831)	(59,526)
Consolidated real estate fund	-	247	206	1,892
PGRE's share of Cash NOI	98,331	97,599	377,160	377,504
Dispositions / Discontinued Operations (1)	-	(2,021)	-	(12,786)
Reserves for uncollectible accounts receivable	-	-	-	1,940
Other, net	1,635	1,182	4,397	6,030
PGRE's share of Same Store Cash NOI	$99,966	$96,760	$381,557	$372,688

___________________________________

(1)	Represents NOI and Cash NOI attributable to the 10.0% sale of 1633 Broadway and discontinued operations (1899 Pennsylvania Avenue in Washington, D.C.).